UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 1, 2023

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave.,	Cleveland,	Ohio	44105
(Address of principle executive offices)			(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
Common Stock, par value $0.01 per share	TFSL	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On June 1, 2023, Third Federal Savings and Loan Association of Cleveland, MHC (the "MHC”), the mutual holding company of TFS Financial Corporation (“the Company”) and Third Federal Savings and Loan Association of Cleveland (the "Association"), announced that the MHC will hold a special meeting of its members to vote on a proposal to waive the MHC’s right to receive quarterly dividends totaling up to $1.13 per share that may be declared by the Company during the 12-month period following the member vote. The special meeting will be held on July 11, 2023. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01	Exhibits.

    (d) Exhibits.

FORM 8-K EXHIBIT INDEX

Exhibit No.

99.1    Press Release dated June 1, 2023
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)
Date: June 1, 2023	By:	/s/ Timothy W. Mulhern
Timothy W. Mulhern
Chief Financial Officer